Exhibit 99.2

February 9, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.02 (b) of Form 8-K dated February 9, 2005, of Bancinsurance Corporation and are in agreement with the statements contained in the first five paragraphs and the first sentence of the sixth paragraph. We have no basis to agree or disagree with the statement in the second sentence of the sixth paragraph included therein.

/s/ Ernst & Young LLP